   As filed with the Securities and Exchange Commission on November 26, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                              DJ ORTHOPEDICS, INC.
               (Exact name of registrant as specified in charter)

         DELAWARE                               3842                             33-0978270
(State or other jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)          Classification Code Number)         Identification Number)

                               -------------------

                                2985 SCOTT STREET
                             VISTA, CALIFORNIA 92083
                                 (800) 336-5690

                        (Address, including zip code, and
                    telephone number, including area code, of registrant's principal executive offices)

                FIFTH AMENDED AND RESTATED 1999 STOCK OPTION PLAN

                     dj ORTHOPEDICS, INC. 2001 OMNIBUS PLAN

                dj ORTHOPEDICS, INC. EMPLOYEE STOCK PURCHASE PLAN

       dj ORTHOPEDICS, INC. 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                            (Full title of the plans)
                               -------------------

                                 LESLIE H. CROSS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              dj ORTHOPEDICS, INC.
                                2985 SCOTT STREET
                             VISTA, CALIFORNIA 92083
                                 (800) 336-5690

                     (Name, address, including zip code, and
                     telephone number, including area code,
                        of agent for service of process)

                               -------------------
                                 WITH COPIES TO:

                              JAMES M. LURIE, ESQ.
                                 O'SULLIVAN LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                               -------------------
                         CALCULATION OF REGISTRATION FEE

============================================ ===================== ==================== =================== ========================
                                                                        PROPOSED             PROPOSED
                                                    AMOUNT               MAXIMUM             MAXIMUM               AMOUNT OF
            TITLE OF EACH CLASS OF                  TO BE            OFFERING PRICE         AGGREGATE            REGISTRATION
          SECURITIES TO BE REGISTERED            REGISTERED*          PER SHARE (1)       OFFERING PRICE              FEE
-------------------------------------------- --------------------- -------------------- ------------------- ----------------------
   Common Stock; $.01 par value                3,800,000 shares          $13.68           $51,984,000 (2)          $12,996.00
============================================ ===================== ==================== =================== ======================
   Common Stock; $.01 par value                1,000,000 shares          $13.68           $13,680,000 (3)          $ 3,420.00
============================================ ===================== ==================== =================== ======================
   Common Stock; $.01 par value                1,500,000 shares          $13.68           $20,520,000 (4)          $ 5,130.00
============================================ ===================== ==================== =================== ======================
   Common Stock; $.01 par value                1,908,653 shares          $10.62           $20,269,894.86(5)        $ 5,067.47
============================================ ===================== ==================== =================== ======================
TOTAL REGISTRATION FEE:                                                                                            $26,613.47
=========================================================================================================== ======================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) These shares are offered under the dj Orthopedics, Inc. 2001 Omnibus Plan. Pursuant to Rule 457 (c) and 457 (h)(1), the maximum aggregate offering price for the 3,800,000 shares issuable under the plan is calculated based upon high and low prices for the Common Stock reported on the New York Stock Exchange on November 19, 2001.

(3) These shares are offered under the dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan. Pursuant to Rule 457 (c) and 457 (h)(1), the maximum aggregate offering price for the 1,000,000 shares issuable under the plan is calculated based upon high and low prices for the Common Stock reported on the New York Stock Exchange on November 19, 2001.

(4) These shares are offered under the dj Orthopedics, Inc. 2001 Non-Employee Directors' Stock Option Plan. Pursuant to Rule 457 (c) and 457 (h)(1), the maximum aggregate offering price for the 1,500,000 shares issuable under the plan is calculated based upon high and low prices for the Common Stock reported on the New York Stock Exchange on November 19, 2001.

(5) These shares are offered under the Fifth Amended and Restated 1999 Stock Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price for these shares is calculated based upon the product of the 1,908,653 shares issuable upon the exercise of outstanding options multiplied by the weighted average strike price of $10.62, or $20,269,894.86.

-

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION. *
ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

                  * The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE

                (a) The following documents, which have been filed by dj Orthopedics, Inc., a Delaware corporation (the "Registrant"), with the Commission, are incorporated herein by reference:

                        (i) The Registrant's definitive Prospectus dated
                November 14, 2001 filed pursuant to Rule 424(b) under the Securities Act.

                        (ii) The description of the Common Stock contained in
                the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act on October 29, 2001.

                (b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM  4. DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and certain other persons in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         Article VIII of the Registrant's Amended and Restated Certificate of Incorporation and its By-Laws provide that, to the fullest extent permitted by the laws of the State of Delaware, no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, is entitled to be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware Law; PROVIDED, HOWEVER, that except for proceedings to enforce rights to indemnification, the Registrant is not obligated to indemnify any such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred in the Registrant's Amended and Restated Certificate of Incorporation also includes the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

         In addition, the Registrant maintains liability insurance for its officers and directors.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM  8. EXHIBITS

EXHIBIT NO.                           DESCRIPTION

    4.1 Amended and Restated Certificate of Incorporation of the Registrant

    4.2         Amended By-Laws of the Registrant

    4.3         Fifth Amended and Restated 1999 Stock Option Plan

    4.4         dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan

    4.5         dj  Orthopedics,   Inc.  2001  Non-Employee  Directors'
                Stock Option Plan

    4.6         dj Orthopedics, Inc. 2001 Omnibus Plan

    5.1 Opinion of O'Sullivan LLP (including the consent of such firm) regarding the legality of securities being offered.

    23.1 Consent of O'Sullivan LLP (included in their opinion filed as Exhibit 5.1 hereto).

    23.2 Consent of Ernst & Young LLP, independent auditors with respect to dj Orthopedics, Inc.

    23.3        Consent  of  PricewaterhouseCoopers   LLP,  independent
                accountants.

    24.1        Powers of Attorney (included on signature page).

ITEM  9. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on this 21st day of November, 2001.

                           DJ ORTHOPEDICS, INC.



                           By:  /s/ Leslie H. Cross
                                --------------------------------
                                Leslie H. Cross
                                President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and/or officers of dj Orthopedics, Inc. (the "Registrant"), hereby severally constitute and appoint Leslie H. Cross and Cyril Talbot III, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8, and any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                       DATE

/s/ Leslie H. Cross                                     President, Chief               November 20, 2001
--------------------------------------------------      Executive Officer and
Leslie H. Cross                                         Director (Principal
                                                        Executive Officer)


/s/ Cyril Talbot III                                    Senior Vice President,         November 20, 2001
---------------------------------------------------     Chief Financial Officer,
Cyril Talbot III                                        and Secretary (Principal
                                                        Financial Officer and
                                                        Principal Accounting
                                                        Officer)


/s/ Charles T. Orsatti                                  Chairman of the Board          November 20, 2001
---------------------------------------------------
Charles T. Orsatti


/s/ Mitchell J. Blutt, M.D.                             Director                       November 20, 2001
----------------------------------------------------
Mitchell J. Blutt, M.D.




                                                        Director                       November    , 2001
----------------------------------------------------
Kirby L. Cramer


                                                        Director                       November    , 2001
-------------------------------------------------------
Damion E. Wicker, M.D.


ITEM  10.         EXHIBITS



EXHIBIT NO.                           DESCRIPTION

    4.1 Amended and Restated Certificate of Incorporation of the Registrant

    4.2         Amended By-Laws of the Registrant
    4.3         Fifth Amended and Restated 1999 Stock Option Plan

    4.4         dj Orthopedics, Inc. 2001 Employee Stock Purchase Plan

    4.5         dj  Orthopedics,   Inc.  2001  Non-Employee  Directors'
                Stock Option Plan

    4.6         dj Orthopedics, Inc. 2001 Omnibus Plan

    5.1 Opinion of O'Sullivan LLP (including the consent of such firm) regarding the legality of securities being offered.

    23.1 Consent of O'Sullivan LLP (included in their opinion filed as Exhibit 5.1 hereto).

    23.2 Consent of Ernst & Young LLP, independent auditors with respect to dj Orthopedics, Inc.

    23.3        Consent  of  PricewaterhouseCoopers   LLP,  independent
                accountants.

    24.1        Powers of Attorney (included on signature page).